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                                                                    EXHIBIT (10)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (Registration Nos. 333-105763 and 811-05301) of our report dated April 29, 2005 relating to the financial statements and financial highlights of Variable Account I of AIG Life Insurance Company and our report dated April 29, 2005 relating to the financial statements of AIG Life Insurance Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
April 29, 2005